UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 28, 2011

VALLEY FORGE COMPOSITE TECHNOLOGIES, INC.
 (Exact name of registrant as specified in its charter)

Florida	0-51420	20-3061892
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

RIVER CENTER I 50 E RIVER CENTER BLVD, SUITE 820 COVINGTON, KY 41011
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:	(859) 581-5111

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Mountjoy Chilton Medley LLP, the independent registered public accounting firm (“MCM”) of Valley Forge Composite Technologies, Inc. (the “Company”), advised the Company on April 8, 2011 that the consolidated financial statements in the Company’s Quarterly Report on Form 10-Q for the fiscal period ended September 30, 2010 (“2010 Third Quarter Form 10-Q”) contained an error in the timing of revenue recognition related to the shipment of certain products scheduled to be shipped in September 2010 but not actually shipped until October 2010, and did not include an expense for the September 2010 portion of option compensation for options that vested on January 1, 2011, and should no longer be relied upon.  The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (“2010 Form 10-K”) was filed on April 11, 2011 and these errors did not impact that filing. The Company’s management discussed this matter with MCM as part of the annual audit process but, as these items did not impact the annual financial statements, which were the most current, relevant information available for investors, concluded no immediate  change was needed in the financial statements contained in the 2010 Third Quarter Form 10-Q.  On October 28, 2011, in connection with reviewing the Company’s financial information for the fiscal quarter ended September 30, 2011 and performing a comparative quarter to quarter analysis, the management of the Company determined that the 2010 Third Quarter Form 10-Q errors could be considered material, for comparative purposes, and determined that the Company’s consolidated financial statements in the 2010 Third Quarter Form 10-Q should no longer be relied upon.  The Company will file an amended 2010 Third Quarter Form 10-Q in connection with filing its Quarterly Report on Form 10-Q for the fiscal period ended September 30, 2011.

The resulting changes to the Company’s consolidated financial statements contained in the 2010 Third Quarter Form 10-Q resulted in an increase in the comprehensive net loss for the three and nine months ended September 30, 2010 of $265,202. These corrections have no impact on the 2010 Form 10-K or the Quarterly Reports on Form 10-Q filed for the fiscal periods ended March 31, 2011 and June 30, 2011.

The effect of these changes on the condensed consolidated financial statements previously filed on the Form 10-Q for the period ended September 30, 2010 is as follows:

	As Previously Reported	Adjustments	As Restated
Selected balance sheet data at September 30, 2010:

Accounts receivable	$1,337,893	$(147,000)	$1,190,893
Additional paid – in capital	9,804,045	118,202	9,922,247
Accumulated deficit	(9,047,352)	(265,202)	(9,312,554)

Selected statements of operations data for the three months ending September 30, 2010:

Sales	4,873,687	(147,000)	4,726,687
Gross profit	780,044	(147,000)	633,044
Selling and administrative expenses	1,272,974	118,202	1,391,176
Loss from operation	(492,930)	(265,202)	(758,132)
Net loss	(482,296)	(265,202)	(747,498)
Comprehensive loss	(479,856)	(265,202)	(745,058)

Selected statements of operations data for the nine months ending September 30, 2010:

Sales	13,029,461	(147,000)	12,882,461
Gross profit	1,920,433	(147,000)	1,773,433

Selling and administrative expenses	2,172,214	118,202	2,290,416
Loss from operation	(251,781)	(265,202)	(516,983)
Net loss	(741,131)	(265,202)	(1,006,333)
Comprehensive loss	(738,691)	(265,202)	(1,003,893)
Net loss per common share: Basic and diluted	(0.01)	(0.01)	(0.02)

Selected statements of cash flows for the nine months ending September 30, 2010:

Net loss	(741,131)	(265,202)	(1,006,333)
Options issued for compensation	890,999	118,202	1,009,201
Accounts receivable	(1,238,773)	147,000	(1,091,773)

These changes have been discussed by management with MCM, which has also been provided with a copy of this Form 8-K.  A letter addressed to the Securities and Exchange Commission from MCM indicating that MCM agrees with the statements made in this Form 8-K in response to this Item 4.02 is attached as Exhibit 7.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed with this report on Form 8-K:

Exhibit No.        Description

7.1	Letter, dated November 3, 2011, from Mountjoy Chilton Medley LLP to the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VALLEY FORGE COMPOSITE TECHNOLOGIES, INC.

Date: November 3, 2011	By:	/s/ Louis J. Brothers
Louis J. Brothers
Chief Executive Officer, President, Secretary, Treasurer, and Authorized Officer